Exhibit 3.5

Commonwealth of Virginia

STATE CORPORATION COMMISSION

Richmond,             February 13, 1989

This is to Certify that the certificate of incorporation of KAJAX ENGINEERING, INC. was this day issued and admitted to record in this office and that the said corporation is authorized to transact its business subject to all the laws of the State applicable to the corporation and its business.

[SEAL]	State Corporation Commission
/s/ George C. Perry auth.
Clerk of the Commission

CIS090

334744

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

February 13, 1989

CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

KAJAX ENGINEERING, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective February 13, 1989.

This order and its accompanying articles will be forwarded for filing in the office of the Clerk of the Circuit Court of (Filed in Fairfax Co.) following admission to the records of the Commission.

STATE CORPORATION COMMISSION

By	/s/ Thomas P. Harwood Jr.
Commissioner

Court Number:  303

01519NEW

CIS070 THOMAS P. HARWOOD, JR. CHAIRMAN ELIZABETH B. LACY COMMISSIONER PRESTON C. SHANNON COMMISSIONER	COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION	GEORGE W. BRYANT JR. CLERK OF THE COMMISSION BOX 1197 RICHMOND, VIRGINIA 23209
334744

February 13, 1989

Roger G. Nord
10627 Jones Street

Fairfax, VA 22030

Re:          KAJAX ENGINEERING, INC.

Dear Sir or Madam:

This is your receipt for $75.00 covering the fees for filing the Certificate of Incorporation application with this office.

The effective date of the application is February 13, 1989.

Sincerely yours,

/s/ GEORGE W. BRYANT, JR.
George W. Bryant, Jr. Clerk of the Commission

01519NEW

ARTICLES OF INCORPORATION OF
KAJAX ENGINEERING, INC.

FIRST:  The undersigned, acting as incorporator of a corporation under the General Laws of the Commonwealth of Virginia authorizing the formation of corporations, adopts the following Articles of Incorporation for such corporation:

SECOND:  The name of the corporation is Kajax Engineering, Inc.

THIRD:  The purpose of the corporation is to engage in the full range of engineering and computer science services. In addition, the purpose for which this corporation is organized is to carry on any business whatsoever that is not prohibited by law or required to be stated in the Articles of Incorporation. The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of these Articles of Incorporation or any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

FOURTH:  The period of its duration is perpetual.

FIFTH:  The corporation shall have the authority to issue one thousand (1,000) shares of common stock, all of one class, of the par value of one dollar ($1.00) and of the aggregate par value of one thousand dollars ($1,000.00).

SIXTH:  The initial registered office of the corporation shall be located at 10627 Jones Street, Fairfax, Virginia 22030, which is located in the City of Fairfax, Virginia. The registered agent shall be Roger G. Nord, Esquire, who is a resident of Virginia and who is a member of the Virginia Bar, and whose business address is the same as the registered office of the corporation.

SEVENTH:  The initial number of directors of the corporation shall be one, which number may be increased pursuant to the by-laws of the corporation. The name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and shall have qualified is:

Galen A. Leek
1300 N. 17th Street
Suite 1300
Arlington, Virginia 22209

EIGHTH:  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, (including an action or suit by or in the right of the corporation to procure judgment in its favor) by reason of the fact he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines amounts paid in settlement and expenses (including attorneys fees) actually or reasonably incurred by him in connection with such action, suit, or proceeding except only in relation to any claim, issue or matter as to which such person shall have been finally adjusted to be not liable for his gross negligence or willful misconduct. Each such indemnity shall inure to the benefit of the heirs, executors and administrators of such person.

Any indemnity under the above paragraph shall be made upon a determination that it is in the best interests of the corporation and that the officer or director in question was not guilty of gross negligence or willful misconduct in the performance of his duty. Such determination shall be made (i) by the Board of Directors by a majority vote consisting of disinterested directors in quorum, (ii) or by independent legal counsel in a written opinion upon the request of a quorum of disinterested directors, (iii) or by the shareholders. When the Board of Directors would decide, it may rely on the advice of independent legal counsel.

Expenses incurred in defending an officer or director in the foregoing matter may be advanced by the corporation according to the above voting procedure, provided that the person involved has given the corporation an undertaking to repay such amount unless it be ultimately determined that he is entitled to indemnification as authorized in this section.

The right of indemnification under this section shall not be exclusive to any other rights to which any director or officer may be entitled, including policies of insurance, whether or not said rights are in conflict with it.

The corporation may, in such amounts and terms the Board of Directors deems reasonable, purchase indemnity insurance to provide coverage under this section

NINTH:  The name and address of each incorporator is:

Marsha D. Holt 10627 Jones Street Fairfax, Virginia 22030

/s/ MARSHA D. HOLT

COMMONWEALTH OF VIRGINIA:

I hereby certify that on January 20, 1989, before me, a Notary Republic for the Commonwealth of Virginia, personally appeared Marsha D. Holt, whose name is signed to the writing above, and who acknowledged the foregoing Articles of Incorporation.

Witness my hand and notarial seal, this 20th day of January, 1989.

/s/ Roger G. Nord
Notary Public

My Commission Expires:
September 23, 1992.

ARTICLES OF AMENDMENT OF
KAJAX ENGINEERING, INC.

1.                                       The name of the corporation is changed to KEI PEARSON, INC.

2.                                       The change in the name of the corporation shall not affect issued shares.

3.                                       The foregoing amendment was adopted on June 7, 2001.

4.                                       The amendment was adopted by the written consent of the sole shareholder.

The undersigned declares that the facts herein stated are true as of July 25, 2001

KAJAX ENGINEERING, INC.

By:	Vicki Amundson
Vicki Amundson, President

COMMON WEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

July 30, 2001

The State Corporation Commission has found the accompanying articles submitted on behalf of KEI PEARSON, INC. (formerly KAJAX ENGINEERING, INC.) to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 30, 2001, at 10:09 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ T.V. Morrison Jr.
Commissioner

01-07-27-0068

AMENACPT

CIS0436

CLINTON MILLER	COMMON WEALTH OF VIRGINIA
CHAIRMAN
THEODORE V. MORRISON, JR. COMMISSIONER HULLIHEN WILLIAMS MOORE COMMISSIONER		JOEL H. PECK CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197
STATE CORPORATION COMMISSION

July 30, 2001

WILLIAM F SAVARINO
COHEN MOHR LLP
1055 THOMAS JEFFERSON ST NW STE 504
WASHINGTON, DC 20007

RE:	KEI PEARSON, INC.
(formerly KAJAX ENGINEERING, INC.)
ID:	0334744 - 0
DCN:	01-07-27-0068

This is your receipt for $25.00 covering the fees for filing the following with this office:

articles of amendment to change the corporate name

The effective date of the certificate of amendment is July 30, 2001.

If you have any questions, please call (804) 371-9733

Sincerely

/s/ Joel H. Peck
Joel H. Peck
Clerk of the Commission

AMENACPT

CIS0436

TYLER BUILDING, 1300 EAST MAIN STREET, RICHMOND, VA 23219-3630 TELECOMMUNICATIONS DEVICE FOR THE DEAF-TDD/VOICE: (804) 371-9206

CLINTON MILLER	COMMON WEALTH OF VIRGINIA
CHAIRMAN
MARK C. CHRISTIE COMMISSIONER THEODORE V. MORRISON, JR. COMMISSIONER		JOEL H. PECK CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197
STATE CORPORATION COMMISSION

Office of the Clerk

November 22, 2005

LAUREL A HOCKEY
COHEN MOHR LLP
1055 THOMAS JEFFERSON ST NW STE 504
WASHINGTON, DC 20007

RE:	Pearson Analytic Solutions, Inc.
(formerly KEI PEARSON, INC.)
ID:	0334744 - 0
DCN:	05-11-08-0009

Dear Customer:

This is your receipt for $25.00 covering the fees for filing the following with this office:

articles of amendment to change the corporate name

The effective date of the certificate of amendment is November 22, 2005.

If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551

Sincerely

/s/ Joel H. Peck
Joel H. Peck
Clerk of the Commission

AMENACPT

CIS0309

Tyler Building, 1300 East Main Street, Richmond, VA 23219-3630

Clerk’s Office (804) 371-9733 or (866) 722-2551 (toll-free in Virginia) www.scc.virginia.gov/division/clk

Telecommunications Device for the Deaf-Tdd/Voice: (804) 371-9206

Commonwealth
of Virginia

State	WEB#229		CIS	11/22
Corporation	TCP00065	CISM3155	OLD NAME INQUIRY	13:20
Commission

Enter	CORP ID:	0334744 -	CORP STATUS: 00 ACTIVE
	CORP NAME:	Pearson Analytic Solutions, Inc.
Signoff
	OLD NAME:		DATE OF NAME
Help	KEI PEARSON, INC.			11/22/05

Print	KAJAX ENGINEERING, INC.			07/30/01

COMMAND:

NOTE: Function Key usage varies depending on the Application Screen. For specifics, refer to Function Key Documentation.

THEODORE V. MORRISON, JR.	COMMON WEALTH OF VIRGINIA
CHAIRMAN
MARK C. CHRISTIE COMMISSIONER JUDITH WILLIAM JAGDMANN COMMISSIONER		JOEL H. PECK CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197
STATE CORPORATION COMMISSION

Office of the Clerk

BETH EPSTEIN
UCC RETRIEVALS INC
7288 HANOVER GREEN DR
MECHANICSVILLE, VA 23111

RE:	PAS, Inc.
(formerly Pearson Analytic Solutions, Inc.)
ID:	0334744 - 0
DCN:	07-02-21-0616

Dear Customer:

This is your receipt for $25.00, covering the fees for filing the following with this office:

articles of amendment to change corporate name

This is also your receipt for $100.00 to cover the fee(s) for expedited service(s).

The effective date of the certificate of amendment is February 22, 2007.

If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.

Sincerely,

/s/ Joel H. Peck
Joel H. Peck
Clerk of the Commission

AMENACPT

CIS0322

Tyler Building, 1300 East Main Street, Richmond, VA 23219-3630

Clerk’s Office (804) 371-9733 or (866) 722-2551 (toll-free in Virginia) www.scc.virginia.gov/division/clk

Telecommunications Device for the Deaf-TDD/Voice: (804) 371-9206

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, FEBRUARY 22, 2007

The State Commission has found the accompanying articles submitted on behalf of

PAS, Inc. (formerly Pearson Analytic Solutions, Inc.)

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective February 22, 2007.

The corporation is granted the authority conferred upon it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Commissioner

07-02-21-0616

AMENACPT

CIS0322

ARTICLES OF AMENDMENT

OF

PEARSON ANALYTIC SOLUTIONS, INC.

February 15, 2007

The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

1.             The name of the corporation is Pearson Analytic Solutions, Inc.

2.             The name of the corporation is changed to PAS, Inc.

3.             The foregoing amendment was adopted on February 14, 2007.

4.             The amendment was adopted by written consent of the sole shareholder.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Amendment as of the date first written above.

/s/ Allen C. Shay
Name:	Allen C. Shay
Title:	President and Chief Executive
Officer

Signature Page to Articles of Amendment of Pearson Analytic Solutions, Inc.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, FEBRUARY 22, 2007

The State Commission has found the accompanying articles submitted on behalf of

PAS, Inc. (formerly Pearson Analytic Solutions, Inc.)

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective February 22, 2007.

The corporation is granted the authority conferred upon it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By /s/ Mark C. Christie
Commissioner

07-02-21-0616

AMENACPT

CIS0322

Commonwealth of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of the certificate of amendment of PAS, Inc. issued February 22, 2007.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
February 23, 2007
[SEAL]
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0448

Commonwealth
of Virginia

State	Web#633		CIS	04
Corporation	TCP00052	CISM3050	REGISTERED AGENT INQUIRY	12
Commission

Enter	CORP ID:	0334744 -	CORP STATUS: 00 ACTIVE
	CORP NAME:	PAS, Inc.
Signoff
CURRENT REGISTERED AGENT:
Help	NAME:	RAYMOND RUGEN
	STREET:	4250 N FAIRFAX DR STE 1300
Print
	CITY:	ARLINGTON	STATE:	VA ZIP: 22203-0000
	STATUS:	D DIRECTOR	EFF DATE: 10/12/05	LOC: 106 ARLINGTON

OLD REGISTERED AGENT:
	NAME:	JILL MCFARLANE
	STREET:	1300 N 17TH ST STE 1300

	CITY:	ARLINGTON	STATE:	VA ZIP: 22209-00
	STATUS:	D DIRECTOR	EFF DATE: 06/08/99	LOC: 106 ARLINGTON
COMMAND:

NOTE: Function Key usage varies depending on the Application Screen. For specifics, refer to Function Key Documentation.

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